EXHIBIT 16.1


                          SHIKAZE RALSTON TAM KUROZUMI
                -------------------------------------------------
                             CHARTERED ACCOUNTANTS
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February 12, 2002


United States Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC
USA  20549

Dear Sirs:


We have read the statements made by Ableauctions.com, Inc. ("the Issuer"), pursuant to Item 4 of Form 8-K to be filed with the Commission on February 14, 2002. We have not advised the Issuer that any conditions set forth in paragraphs
(b)(1) through (b)(3) of Item 304 of Regulation S-B exist, which would require disclosure under Item 4 of form 8-K. We agree with the statements concerning our firm in such Form 8-K.

Yours very truly,

SHIKAZE RALSTON TAM KUROZUMI

/s/ Shikaze Ralston Tam Kurozumi



   1150-1188 West Georgia Street, Vancouver, British Columbia, Canada V6E 4A2
Telephone: (604) 669-4232 * Facsimile: (604) 669-1522 * e-mail: infor@srtk.bc.ca